UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Village Bank and Trust Financial Corp. to be held on Tuesday, May 24, 2016, at 10:00 a.m. Eastern Daylight Time at Salisbury Country Club, 13620 West Salisbury Road, Midlothian, Virginia. At the meeting, you will be asked to:

•	elect four directors for a term of three years each and one director for a term of two years;
•	approve, in an advisory (non-binding) vote, the executive compensation disclosed in this Proxy Statement;
•	ratify the appointment of BDO USA, LLP, as Village Bank and Trust Financial Corp.’s independent registered public accounting firm for the year ending December 31, 2016; and
•	transact such other business as may properly come before the Annual Meeting or any adjournments or postponement thereof.

Enclosed with this letter is a formal notice of the Annual Meeting, a Proxy Statement and a proxy card. Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. Please complete, sign, date and return promptly the proxy card that is enclosed in this mailing. If you later decide to attend the Annual Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Annual Meeting, you may do so and your proxy will have no further effect.

We appreciate your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

William G. Foster
President and Chief Executive Officer

Midlothian, Virginia

April 19, 2016

VILLAGE BANK AND TRUST FINANCIAL CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 24, 2016

YOU ARE HEREBY NOTIFIED of and invited to attend the Annual Meeting of Shareholders of Village Bank and Trust Financial Corp., a Virginia corporation, to be held on May 24, 2016 at 10:00 a.m. Eastern Daylight Time at, Midlothian, Virginia for the purpose of considering and voting upon the following:

1.	The election of four directors for a term of three years each and one director for a term of two years;

2.	The approval, in an advisory (non-binding) vote, of the executive compensation disclosed in this Proxy Statement;

3.	The ratification of the appointment of BDO USA, LLP as Village Bank and Trust Financial Corp.’s independent registered public accounting firm for the year ending December 31, 2016; and

4.	To transact any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 4, 2016 as the record date for determination of our shareholders entitled to receive notice of and to vote at the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time upon approval of our shareholders without any notice other than by announcement at the Annual Meeting of the adjournment or postponement thereof, and any and all business for which notice is hereby given may be transacted at such adjourned or postponed Annual Meeting.

Shareholders are urged to complete, date and sign the enclosed proxy and mail it promptly in the enclosed return envelope regardless of whether or not they expect to attend the meeting. If you hold shares of common stock through a broker or other nominee, your broker or other nominee will vote your shares for you if you provide instructions on how to vote your shares. In the absence of instructions, your broker can only vote your shares on certain limited matters, but will not be able to vote your shares on other matters (including the election of directors).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: This Proxy Statement and the fiscal 2015 Annual Report to Shareholders on Form 10-K are available at www.villagebank.com/proxy.html.

By Order of the Board of Directors,

Deborah M. Golding
Vice President, Corporate Secretary

Midlothian, Virginia

April 19, 2016

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PROXY STATEMENT OF

VILLAGE BANK AND TRUST FINANCIAL CORP.

13319 Midlothian Turnpike

Midlothian, Virginia 23113

FOR ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Village Bank and Trust Financial Corp. (the “Company”) to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 24, 2016 at 10:00 a.m. Eastern Daylight Time at Salisbury Country Club, 13620 West Salisbury Road, Midlothian, Virginia. The notice of Annual Meeting, the proxy card, and this Proxy Statement are being first mailed on or about April 19, 2016, to shareholders of record of the Company’s common stock as of the close of business on April 4, 2016 (the “Record Date”).

Who Can Vote

You can vote at the Annual Meeting if you owned shares of the Company’s common stock, par value $4.00 per share, as of the close of business on April 4, 2016, the Record Date. Each share of common stock is entitled to one vote. The number of shares outstanding and entitled to vote on the Record Date was 1,417,775. When you give the Company your proxy, you authorize the Company to vote your shares per your instructions whether or not you attend the Annual Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting.

Executing Your Right to Vote

By completing and returning the enclosed proxy card in time to be voted at the Annual Meeting, the shares represented by it will be voted in accordance with the instructions marked on the card. Signed but unmarked proxies will be voted on all business matters as recommended by the board of directors. A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote”. Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter. A broker is prohibited from voting on the election of directors or the advisory vote on executive compensation without instructions from the beneficial owner; therefore, there may be broker nonvotes on Proposals One and Two. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to Proposal three; therefore, no broker nonvotes are expected to exist in connection with such proposal.

Abstentions and broker nonvotes will not count as votes cast in any matters to be acted upon at the Annual Meeting.

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The board of directors does not know of any other matters that are to come before the Annual Meeting except for incidental, procedural matters. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares represented by each proxy on such matters as determined by a majority of the board of directors.

Costs of Proxy Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, the Company may also solicit proxies through its directors, officers, and employees. The Company will also request persons, firms, and corporations holding shares in their names or in the name of nominees that are beneficially owned by others to send proxy materials to and obtain proxies from those beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

Changing Your Vote

Your presence at the Annual Meeting will not automatically revoke your proxy. However, you may revoke a proxy at any time prior to its exercise by: (1) filing a written notice of revocation with Deborah M. Golding, Corporate Secretary, which may be sent to Ms. Golding’s attention at 13319 Midlothian Turnpike, P.O. Box 330, Midlothian, VA 23113; (2) delivering to the Company a duly executed proxy bearing a later date; or (3) attending the Annual Meeting and casting a ballot in person.

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PROPOSAL ONE – ELECTION OF DIRECTORS

The board of directors currently consists of twelve directors that are divided into three classes (A, B and C). The terms of office of four directors of the Company will expire at the Annual Meeting and these directors have been nominated for election to serve as directors in Class A for three-year terms ending in 2019. Kenneth R. Lehman has been nominated for election to serve as a director in Class C for a two- year term ending in 2018. Eight other directors will continue serving terms that end in either 2017 or 2018, as indicated below.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve, if elected. Mr. Lehman’s appointment to the board of directors is contingent upon approval of The Federal Reserve Bank of Richmond. Mr. Lehman will not be permitted to serve as a director unless and until such approval is given, even if the shareholders vote to elect him at the Annual Meeting. The board of directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the board of directors. There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company

The following biographical information discloses each nominee’s and incumbent director’s age, business experience in the past five years and the year each individual was first elected to the board of directors of the Company or its predecessor and current subsidiary, Village Bank (the “Bank”). In addition, the following information includes the particular experience, qualifications, attributes or skills that led the board of directors to conclude that the person should serve as a director. Unless otherwise specified, each nominee and incumbent director has held his current position for at least five years.

Nominees for Election as Directors

For Terms to Expire in 2019 (Class A)

Craig D. Bell, 58, is a founder of the Bank and has been a director since 1998. Mr. Bell is Chairman of the board of directors of the Company and the Bank. He is a partner with the law firm of McGuireWoods LLP, where he is the Chair of the Tax and Employee Benefits Department and is the head of the State and Local Tax and Tax Litigation Groups. McGuireWoods is a 1,000 attorney international law firm having offices in twelve states and five countries. Mr. Bell is an Emeritus Director of the Community Tax Law Project, a non-profit provider of pro bono tax assistance to low income families and its former President; a Fellow of the American College of Tax Council; former Chair of both the Virginia State Bar Section of Taxation and the Virginia Bar Association Tax Section; a Master member of the Edgar J. Murdock Inn of Court for Tax; an adjunct Professor of Law at the College of William and Mary School of Law; and a Trustee of both the Virginia War Museum and the Henricus Park Foundation. Mr. Bell retired from the Army Reserves in 2006 as a Lieutenant Colonel after completing 27 years of service. As a result of this experience, Mr. Bell brings leadership and decision making skills to the board of directors. Mr. Bell currently serves as Chairman of the Executive Committee and is also a member of the Compensation Committee. He also serves as an ex officio member of all Committees.

John T. Wash, Sr., 71, has been a director since 2008 when River City Bank merged with the Bank. He formerly served as a director of River City Bank. Mr. Wash has developed significant managerial and marketing skills as a real estate investor and Managing Partner of Hanover Plaza, LLC and Bay Court Associates, LLC since 1988. In addition, Mr. Wash was previously President of Galeski Optical from 1999 to 2005 and owner of Hanover Cleaners & Tuxedo Rentals from 1978 to 2008. Mr. Wash is currently a member of the Credit Risk Management Committee and the Compensation Committee.

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George R. Whittemore, age 66, has been a director since 1998. Mr. Whittemore is retired. He was a member of the board of directors of Condor Hospitality, Inc. (formerly SuperTel Hospitality Trust, Inc.), a publicly traded real estate investment trust that owns hotels (from November 1994 to March 2016) and served as chairman of its compensation committee and was a member of its audit committee. He was a consultant to Supertel Hospitality from August 2004 to August 2005 and its president from November 2001 to August 2004. Mr. Whittemore served as director and Senior Vice President/Senior Administrative Officer of Anderson & Strudwick, Inc., a brokerage and investment banking firm from November 1996 until November 2001. He was President/Chief Executive Officer of Pioneer Financial Corporation and its subsidiary, Pioneer Federal Savings Bank, from September 1982 until its merger with Signet Banking Corporation (now Wells Fargo Corporation) in August 1994. Mr. Whittemore was a director of Prime Group Realty Trust, Inc., a real estate investment trust that owned commercial office buildings, and served as chairman of its audit committee from July 2005 until December 2012. He is a director of Lightstone Value Plus REIT (since July 2006), Lightstone Value Plus REIT II (since June 2008), and Lightstone Value Plus REIT III, Inc. (since December 2013), all of which are non-publicly traded real estate investment trusts that own various types of commercial real estate and related investments, and is chairman of the audit committee of Lightstone Value Plus REIT and a member of the audit committee of the other two REITs. Mr. Whittemore provides experience in banking, investment banking, commercial real estate, and public company management and board experience that are important to the Company. Mr. Whittemore serves as Chair of the Audit Committee, Chair of the Enterprise Risk Committee, and is also a member of the board of directors of Village Bank Mortgage Corporation.

Thomas W. Winfree, 71, has been a director since 2001. Mr. Winfree has been a Virginia banker for more than 45 years and served as Chief Executive Officer and President of the Company from its inception until his retirement on February 28, 2014. He has also served as President of the Bank from 2001 to August 2013 and as Chief Executive Officer of the Bank from 2001 until his retirement in February 2014. This experience afforded him broad knowledge and a keen understanding of all aspects of banking. In addition to his banking experience, he served as President of the Chesterfield Chamber of Commerce during 2004 and was appointed to again serve on the Chamber’s board of directors in 2009-2010. Mr. Winfree is also a founding member and Director of the Families of the Wounded Fund, Inc., an organization dedicated to helping the families of soldiers severely wounded in Iraq and Afghanistan who are being treated at McGuire Veterans Hospital. He has served on the Bon Secours Health Systems Joint Hospitals board, where he was Chair in 2011 to 2015, the St. Francis Medical Center Citizens board, the Capital Region Collaborative, and the Greater Richmond Chamber of Commerce board. He currently serves on the Better Business Bureau board serving Central Virginia, the Board of Venture Richmond, and also as current President of the Goochland Rotary Club. Mr. Winfree is Vice-Chair of the Board of Directors and Vice-Chair of the Executive Committee of both the Company and the Bank. He also serves on the Nominating and Corporate Governance Committee, Credit Risk Management Committee, and is Chair of the board of directors of Village Bank Mortgage Corporation.

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Nominee for Election as Director

For Term to Expire in 2018 (Class C)

Kenneth R. Lehman, 57, is private investor and former attorney. Over the last five years, Mr. Lehman has served as a director of several banks and bank holding companies, including three publicly-traded (i.e., registered under Section 12 of the Securities Exchange Act of 1934) companies: First Capital Bancorp, Inc., where he has served as a director from 2012 through January 2016, Virginia Commerce Bancorp, Inc., where he served as a director from November 2009 through January 2014, and Tower Bancorp, Inc., where he served as a director from March 2009 through February 2012. He currently serves as a director of Four Oaks Fincorp, Inc. and its subsidiary, Four Oaks Bank & Trust Company, Marine Bank & Trust Company, Delmar Bancorp, Inc. and its subsidiary, The Bank of Delmarva, and Liberty Bell Bank. Mr. Lehman is the Managing Member and owner of BVC Capital, LLC.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE

Incumbent Directors

Whose Terms Will Expire in 2017 (Class B)

R. T. Avery, III, 66, has been a director since 1998. Mr. Avery is President and co-founder of Chesterfield Construction Services, Inc., which trades as Emerald Homes. This company specializes in the “work force affordable” sector of the residential construction market. Mr. Avery has over 34 years of experience in real estate development and home building in central Virginia. This experience provides managerial expertise to the board of directors as well as an extensive knowledge of the real estate market in which the Bank operates. Mr. Avery serves as Chair of the Credit Risk Committee and is a member of the Nominating and Corporate Governance Committee and Enterprise Risk Management Committee.

William B. Chandler, 66, has been a director since 1998. Mr. Chandler has developed significant managerial and marketing skills as co-owner in five corporations for which he was responsible for engineering, construction, safety and production. In June 2015, four of the companies were sold and Mr. Chandler subsequently retired. He continues to serve as President of Plastex Fabricators located in Charlotte, North Carolina, which is a fabricator of industrial and commercial plastics used for décor in the retail industry. Mr. Chandler serves as Chairman of the Compensation Committee and is a member of the Audit Committee and Enterprise Risk Management Committee.

R. Calvert Esleeck, Jr., 71, has been a director since 1998. He brings financial expertise and business leadership skills developed through owning and managing Murray & Esleeck, P.C., a certified public accounting firm in Chesterfield County, Virginia for 30 years before his retirement in 2008. Mr. Esleeck is a combat veteran of the Vietnam War where he served as a Marine infantry officer. He is also a founder of the Families of the Wounded Fund, Inc., an organization dedicated to helping the families of service members severely wounded in Iraq and Afghanistan who are being treated at McGuire Veterans Hospital. He was past President of the Fund and continues to serve on its board of directors. Mr. Esleeck qualifies as an audit committee financial expert under Securities and Exchange Commission (“SEC”) guidelines. Mr. Esleeck is a member of the Executive Committee and the Audit Committee.

Charles E. Walton, 70, has been a director since 2008 when River City Bank merged with the Bank. He formerly served as a director of River City Bank. Mr. Walton is the owner of Charles E. Walton & Co., P.C., a certified public accounting firm. Mr. Walton provides accounting and auditing experience, as well as investment and business advisory skills that are critical for the Company. Mr. Walton qualifies as an audit committee financial expert under SEC guidelines. Mr. Walton is a member of the Audit Committee and the Compensation Committee.

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William G. Foster, 54, has served as Chief Executive Officer of the Company and the Bank since March 1, 2014. He has served as President of the Company and the Bank since August 2013. He previously served as Senior Vice President and Chief Credit Officer of the Bank since March 2012. Prior thereto, he was an independent consultant focusing on business restructuring, turnaround and strategic planning. From March 1990 until April 2008, he served in several executive leadership roles with SunTrust Bank, including Group Executive Vice President-MidAtlantic Commercial Real Estate Banking, Senior Managing Director and Senior Credit Officer for Corporate and Investment Banking, and Group Executive Vice President-MidAtlantic Commercial Banking Line of Business. Mr. Foster has more than 27 years of banking industry experience, which has afforded him broad knowledge and a keen understanding of all aspects of banking. In addition to his banking experience, he currently serves as Chair of the Chesterfield Chamber of Commerce, sits on the Cabinet for the Chesterfield Business Council of the Greater Richmond Chamber of Commerce, and is on the board of directors of the Retail Merchants Association and Virginia Bankers Association Benefits Corporation. Mr. Foster is a member of the Executive Committee, Enterprise Risk Committee, and an Advisory Member of the Compensation Committee. He is also a member of the board of directors of Village Bank Mortgage Corporation.

Incumbent Directors

Whose Terms Will Expire in 2018 (Class C)

Michael A. Katzen, 62, has been a director since 2008 when River City Bank merged with the Bank. He formerly served as a director of River City Bank. Mr. Katzen is a partner in the law firm of Katzen & Frye, P.C. His experience with real estate law provides the board of directors with expertise in evaluating significant loan relationships as well as working out nonperforming loans collateralized by real estate. Mr. Katzen currently serves as Chair of the Nominating and Corporate Governance Committee, and is a member of the Credit Risk Management Committee and Enterprise Risk Committee. He also serves on the board of directors of Village Bank Mortgage Corporation.

Michael L. Toalson, 63, has been a director since 2004. Mr. Toalson is Chief Executive Officer of the Home Builders Association of Virginia (“HBAV”). He heads the HBAV lobbying team before state lawmakers and regulators and is the chief administrative officer of the 3,000 member business organization. His familiarity with various home builders and the Virginia real estate market in general are invaluable to the board of directors in evaluating significant loan relationships and marketing the Bank’s services to the home building community. Mr. Toalson currently serves as a member of the Nominating and Corporate Governance Committee and Credit Risk Management Committee. He also serves on the board of directors of Village Bank Mortgage Corporation.

O. Woodland Hogg, Jr., 70, has been a director since 2008 when River City Bank merged with the Bank. He formerly served as a director of River City Bank. Mr. Hogg is the owner and principal broker of ERA Woody Hogg & Associates, a real estate brokerage business. He brings managerial skills as well as a keen knowledge of the real estate market in central Virginia to the board of directors. Mr. Hogg currently serves as a member of the Executive Committee and Credit Risk Committee. He also serves on the board of directors of Village Bank Mortgage Corporation.

Executive Officers Who Are Not Directors

James E. Hendricks, Jr., 53, has served as Executive Vice President and Chief Credit Officer since March 1, 2014 and as Director of Special Assets since September 2013. Prior to that, Mr. Hendricks served at SunTrust Bank as the Senior Vice President and Mortgage Chief Operational Risk Officer from December 2012 to April 2013, Senior Vice President and Consumer Banking Chief Operational Risk Officer from November 2009 to December 2012, and as Senior Vice President and Consumer Lending Credit and Compliance Risk Officer from August 1999 to November 2009. Mr. Hendricks has over 30 years of banking industry experience.

Rebecca L. Kline, 58, has served as Executive Vice President–Retail Banking of the Bank since September 2009. Prior to that, Mrs. Kline served as Vice President-Retail Manager of the Bank since 2006. Prior to her service to the Bank, Mrs. Kline was First Vice President of First Market Bank and Senior Vice President of Central Fidelity Bank. Mrs. Kline has over 35 years of banking industry experience.

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Jerry W. Mabry, 68, has served as President and CEO of Village Bank Mortgage Corporation since April 2007. Prior to joining the Mortgage Corporation, Mr. Mabry served as a Senior Vice President for Benchmark Mortgage Corp and as Executive Vice President of Home Loan Corp. Mr. Mabry has over 45 years of experience in mortgage banking.

Max C. Morehead, Jr., 52, has served as Executive Vice President-Commercial Banking since March 2014. He has 28 years banking experience at SunTrust Bank (and its predecessor bank in the Mid-Atlantic region, Crestar Bank) and First Citizens Bank. During the majority of his 25 years at SunTrust, Mr. Morehead held various positions, including managing commercial and business banking groups. He is a 1986 graduate of the Virginia Military Institute.

Raymond E. Sanders, 62, has served as an officer of the Company since its inception. He has served as Executive Vice President and Chief Operating Officer of the Bank since June 2004; and also as Chief Risk Officer since 2010. He served as Senior Vice President-Retail Banking from July 2002 to June 2004. Mr. Sanders previously served as President of Seasons Mortgage Group from October 1993 until the company was sold in May 2001. He has over 40 years of experience in retail, bank and compliance operations, and mortgage banking.

C. Harril Whitehurst, Jr., 65, has served as Executive Vice President and Chief Financial Officer of the Company since its inception. He has served as Executive Vice President and Chief Financial Officer of the Bank since September 2003. He serves on the Board of Chesterfield County’s Economic Development Authority. Mr. Whitehurst has over 40 years of banking industry experience, including 25 years in public accounting as a partner of an international public accounting firm. He also serves on the board of directors of Village Bank Mortgage Corporation.

SECURITY OWNERSHIP

Security Ownership of Management

The following table sets forth, as of March 29, 2016, unless otherwise noted, certain information with respect to the beneficial ownership of shares of common stock by each of the directors and director nominees, by the executive officers named in the “Summary Compensation Table” below, and by such directors, nominees and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director, nominee or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

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VILLAGE BANK AND TRUST FINANCIAL CORP.

Beneficial Ownership

Name	Amount and Nature of Beneficial Ownership	Percent of Class (%)

Directors and Nominees
R. T. Avery, III (1)	18,208	1.28%
Craig D. Bell (2)	17,961	1.27%
William B. Chandler (3)	15,883	1.12%
R. Calvert Esleeck, Jr. (4)	8,243	*
William G. Foster, Jr. (5)	26,443	1.87%
O. Woodland Hogg (6)	7,161	*
Michael A. Katzen (7)	8,378	*
Kenneth R. Lehman (8)	576,800	40.68%
Michael L. Toalson (9)	9,169	*
Charles E. Walton (10)	11,383	*
John T. Wash (11)	5,447	*
George R. Whittemore (12)	10,584	*
Thomas W. Winfree (13)	9,254	*

Named Executive Officers
C. Harril Whitehurst, Jr. (14)	14,345	1.01%
James E. Hendricks, Jr. (15)	14,926	1.05%

Directors, nominees and executive officers as a group (19 persons)	780,617	55.06%

  * Indicates that holdings amount to less than 1% of the outstanding shares of common stock.

(1)	Amount disclosed includes 864 shares of common stock owned by Mr. Avery; 3,803 shares of common stock in Mr. Avery’s IRA; 3,136 shares of common stock owned by Mr. Avery’s spouse, 252 shares of common stock owned by JG Partnership; 9,973 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Raymond T. Avery, III; and the unvested portion of a restricted stock award (time-based) of 180 shares.
(2)	Amount disclosed includes 491 shares of common stock owned by Mr. Bell; 3,125 shares of common stock in Mr. Bell’s IRA account; 4,506 shares of common stock in a Revocable Trust; 7 shares of common stock owned jointly with Mr. Bell’s brother; 9,277 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Craig D. Bell; and the unvested portion of a restricted stock award (time-based) of 180 shares. Mr. Bell also has stock options for 375 shares which vested on July 15, 2013 and have not been exercised.

(3)	Amount disclosed includes 7,368 shares of common stock owned by Mr. Chandler; 8,335 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO William B. Chandler; and the unvested portion of a restricted stock award (time-based) of 180 shares.

(4)	Amount disclosed includes 1,729 shares of common stock owned by Mr. Esleeck, of which 1,553 shares are held jointly with Mr. Esleeck’s spouse; 121 shares of common stock in Mr. Esleeck’s IRA accounts; 171 shares of common stock owned by Mr. Esleeck’s spouse; 203 shares of common stock owned by Mr. Esleeck’s children in Trust; 5,839 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO R. Calvert Esleeck, Jr.; and the unvested portion of a restricted stock award (time-based) of 180 shares.

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(5)	Amount disclosed includes 6,766 shares of common stock owned by Mr. Foster, of which 4,416 shares are held jointly with Mr. Foster’s spouse; 14,429 shares of common stock in Mr. Foster’s IRA account; the unvested portion of a restricted stock award (time-based) of 1,917 shares; the unvested portion of a restricted stock award (time-based) of 1,218 shares; and the unvested portion of a restricted stock award (time-based) of 1,800 shares. Mr. Foster also has stock options for 313 shares which vested on August 20, 2015 and have not been exercised.
(6)	Amount disclosed includes 5,792 shares of common stock owned by Mr. Hogg, of which 1,357 shares are held jointly with Mr. Hogg’s spouse; 340 shares of common stock in Mr. Hogg’s IRA account; 345 shares of common stock owned by Mr. Hogg’s spouse; 504 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO O. Woodland Hogg, Jr.; and the unvested portion of a restricted stock award (time-based) of 180 shares.

(7)	Amount disclosed includes 1,357 shares of common stock owned by Mr. Katzen, of which 114 shares are held jointly with Mr. Katzen’s spouse; 6,841 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Michael A. Katzen; and the unvested portion of a restricted stock award (time-based) of 180 shares.

(8)	Amount disclosed includes 576,800 shares of common stock owned by Mr. Lehman.
(9)	Amount disclosed includes 2,050 shares of common stock owned by Mr. Toalson jointly with his spouse; 20 shares of common stock owned directly by Mr. Toalson; 5,438 shares of common stock in Mr. Toalson’s IRA account; 1,481 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO Michael L. Toalson; and the unvested portion of a restricted stock award (time-based) of 180 shares.
(10)	Amount disclosed includes 8,190 shares of common stock owned by Mr. Walton, of which 2,250 shares are held jointly with his spouse; 2,966 shares of common stock in Mr. Walton’s IRA accounts; 47 shares of common stock owned by Mr. Walton’s spouse; and the unvested portion of a restricted stock award (time-based) of 180 shares.

(11)	Amount disclosed includes 4,773 shares of common stock owned by Mr. Wash; 494 shares of common stock in Mr. Wash’s IRA account; and the unvested portion of a restricted stock award (time-based) of 180 shares.

(12)	Amount disclosed includes 182 shares of common stock owned by Mr. Whittemore; 6,786 shares of common stock in Mr. Whittemore’s IRA accounts; 1,093 shares of common stock owned by Mr. Whittemore’s spouse; 2,186 shares of common stock held by the Trustee under the Village Bank Outside Directors Deferral Plan Trust FBO George R. Whittemore; and the unvested portion of a restricted stock award (time-based) of 180 shares. Mr. Whittemore also has stock options for 157 shares which vested on July 15, 2013 and have not been exercised.

(13)	Amount disclosed includes 7,061 shares of common stock owned by Mr. Winfree; 1,128 shares of common stock in Mr. Winfree’s IRA account; and the unvested portion of a restricted stock award (time-based) for 180 shares. Mr. Winfree also has stock options for 885 shares which vested on January 3, 2014 and have not been exercised.

(14)	Amount disclosed includes 12,586 shares of common stock owned by Mr. Whitehurst, of which 10,150 shares are held jointly with his spouse; the unvested portion of a restricted stock award (time-based) of 609 shares; the unvested portion of a restricted stock award (time-based) of 900 shares; and a restricted stock award (time-based) of 250 shares of which none have vested.

(15)	Amount disclosed includes 5,441 shares of common stock owned by Mr. Hendricks, of which 807 shares are held jointly with his spouse; 4,457 shares of common stock in Mr. Hendricks’ IRA account; 1,964 shares of common stock owned by Mr. Hendricks’ spouse; the unvested portion of a restricted stock award (time-based) of 1,117 shares; the unvested portion of a restricted stock award (time-based) of 797 shares; the unvested portion of a restricted stock award (time-based) of 900 shares; and a restricted stock award (time-based) of 250 shares of which none have vested.

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Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 29, 2016, unless otherwise noted, certain information known to the Company with respect to the beneficial ownership of shares of common stock by owners of 5% or more of the outstanding shares of the Company’s common stock. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of such owner living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby such owner can vest title in himself at once or at some future time.

	Amount and Nature of	Percent of
Name	Beneficial Ownership	Class (%)

John S. Clark	96,772	6.83%
1633 Broadway, 30th Floor
New York, NY 10019

Mr. Clark beneficially owns 96,772 shares of common stock. Mr. Clark has sole voting and dispositive power with respect to 78,428 of such shares, which includes 3,000 shares of common stock held by trusts for which he serves as sole trustee. Mr. Clark has shared voting and dispositive power with respect to 18,344 of such shares deemed beneficially owned by his spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of common stock, to file reports of ownership and changes in ownership of common stock. Officers and directors are required by regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 2015, there were two late filings, specifically a Form 4 for the purchase of shares by William B. Chandler on March 27, 2015; and a Form 4 for the purchase of shares by Craig D. Bell on March 27, 2015. All other directors and executive officers complied with all applicable Section 16(a) filing requirements.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the board of directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the board are kept informed of the Company’s business through discussions with the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the board of directors and its committees.

Board Leadership

The positions of Chairman of the board of directors and President and Chief Executive Officer of the Company are held by separate persons due to the distinct and time consuming natures of these roles. The principal role of the President and Chief Executive Officer is to manage the business of the Company in a safe, sound, and profitable manner. The role of the board of directors, including its Chairman, is to provide independent oversight of the President and Chief Executive Officer, to oversee the business and affairs of the Company for the benefit of its shareholders, and to balance the interests of the Company’s diverse constituencies including shareholders, customers, employees, and communities.

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Each board member of the Company also serves as a director of the Bank. Our directors are also actively involved in our strategic planning process and the management of our nonperforming assets.

Independence of the Directors

The board of directors has determined that the following ten individuals of its twelve current members are independent as defined by applicable SEC rules and the listing standards of the NASDAQ Stock Market (“NASDAQ”): R. T. Avery, III, Craig D. Bell, William B. Chandler, R. Calvert Esleeck, Jr., O. Woodland Hogg, Jr., Michael A. Katzen, Michael L. Toalson, Charles E. Walton, John T. Wash, Sr. and George R. Whittemore. In reaching this conclusion, the board of directors considered that the Company and its subsidiary conduct business with companies of which certain members of the board of directors or members of their immediate families are or were directors or officers.

There were no other relationships between the Company and its directors except as disclosed below under “Certain Relationships and Related Transactions”.

Board and Committee Meeting Attendance

In 2015, there were 12 meetings of the Company’s board of directors and 17 meetings of the Bank’s board of directors. Each director attended greater than 75% of the aggregate number of meetings of the board of directors and meetings of committees of which the director was a member in 2015.

Executive Sessions

The board of directors generally holds executive sessions of non-employee directors at each board meeting. At least one executive session is held for the purpose of evaluating the President and Chief Executive Officer. Any independent director can request that an executive session be scheduled.

Board’s Role in Risk Oversight

The board of directors oversees risk management to be reasonably certain that the Company’s risk management policies, procedures, and practices are consistent with corporate strategy and functioning appropriately.

The board of directors performs its risk oversight in several ways. The board of directors establishes standards for risk management by approving policies that address and mitigate the Company’s most material risks. These include policies addressing credit risk, interest rate risk, capital risk, and liquidity risk, as well as Bank Secrecy Act/Anti-Money-Laundering compliance. The board of directors also monitors, reviews, and reacts to risk through various reports presented by management, internal and external auditors, and regulatory examiners.

The board of directors conducts certain risk oversight activities through its committees with direct oversight over specific functional areas. The risk oversight activities of the Audit, Compensation, Executive, Nominating and Corporate Governance Committees are described in the “Committees of the Board” section of this Proxy Statement, below; in the “Executive Compensation” section, beginning on page 16, and in the “Audit Information” section, beginning on page 25.

The board of directors is empowered to create additional standing and ad hoc committees to facilitate regular monitoring and deeper analysis of matters that may arise from time to time. The board of directors also meets regularly in executive session to discuss a variety of topics, including risk, without members of management present.

In the foregoing ways, the full board of directors is able to monitor the Company’s risk profile and risk management activities on an ongoing basis.

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Committees of the Board

The Company has an Audit Committee, Compensation Committee, Executive Committee and Nominating and Corporate Governance Committee.

Audit Committee

The Company’s Audit Committee assists the board of directors in fulfilling its oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, compliance with legal and regulatory requirements and the qualifications, independence and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The board of directors has adopted a written charter for the Audit Committee. A copy of the charter is available at our website at www.villagebank.com under “Corporate Information-Governance Documents”.

In 2015, the members of the Audit Committee were Messrs. Esleeck (Co-Chair), Walton (Co- Chair), Chandler and Whittemore. The board of directors, in its business judgment, has determined that such directors are independent as defined by NASDAQ’s listing standards and SEC regulations. The board of directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Messrs. Esleeck, Walton and Whittemore qualify as audit committee financial experts as defined by SEC regulations.

The Audit Committee met four times in 2015. For additional information regarding the Audit Committee, see “Audit Information – Audit Committee Report” later in this Proxy Statement.

Compensation Committee

The Company’s Compensation Committee assists the board of directors in fulfilling their responsibility to the shareholders to ensure that the Company's officers, key executives, and board members are compensated in accordance with the Company's total compensation objectives and executive compensation policy. The Compensation Committee advises and recommends for approval compensation policies, strategies, and pay levels necessary to support organizational objectives. The board of directors has adopted a written charter for the Compensation Committee. A copy of the charter is also available at our website at www.villagebank.com under “Corporation Information-Governance Documents”.

In 2015, the members of the Compensation Committee were Messrs. Chandler (Chair), Bell, Toalson, Walton and Wash, all of whom the board in its business judgment has determined are independent as defined by NASDAQ’s listing standards and SEC regulations.

The Compensation Committee’s primary objective is to provide competitive levels of compensation to attract, retain and reward outstanding executive officers. In a highly competitive community banking marketplace, excellent leadership is essential. Our executive officers are expected to manage the business of the Company in a manner that promotes its growth and profitability for the benefit of our shareholders. To that end, we believe that:

•	Our key executives should have compensation opportunities at levels that are competitive with peer institutions;

•	Total compensation should include significant “at risk” components that are linked to annual and longer term performance results; and
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•	Stock-based compensation should form a key component of total compensation as a means of linking executive management to the long term performance of the Company and aligning their interests with those of shareholders.

The Compensation Committee’s compensation philosophy with respect to its executive officers is one of pay for performance. Accordingly, an executive officer’s annual compensation consists of a base salary, an annual monetary bonus and stock-based compensation. The annual monetary bonus is utilized to reward our executives for achieving short-term financial and productivity goals, and stock- based compensation is utilized for achieving long-term financial and productivity goals. The Compensation Committee evaluates all compensation plans to ensure that they do not encourage unnecessary or excessive risk. No monetary bonus has been paid any executive officer for the last two years.

The Compensation Committee has engaged Lockton Companies, LLC as an independent executive compensation advisor. The compensation advisor advises the Compensation Committee on matters relating to compensation benchmarking, staying current with regulatory and legal issues related to executive compensation, and designing appropriate compensation programs. As part of its consultation with the Compensation Committee, the compensation advisor provides the Committee with peer group comparisons. The Compensation Committee has direct access to the consultant and control over its engagement. The Compensation Committee has determined that the work of the compensation advisor and its employees as compensation consultants to the Company has not created any conflict of interest.

The Compensation Committee met three times in 2015.

Executive Committee

When the board of directors is not in session, the Executive Committee is authorized to exercise all of the board of director’s power except for certain responsibilities of the board of directors, such as approval of an amendment of the articles of incorporation, a plan of merger or consolidation or the issuance of stock.

In 2015, the members of the Executive Committee were Messrs. Bell (Chair), Winfree (Vice- Chair), Katzen, Hogg and Foster. The Executive Committee met one time in 2015.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for selecting and recommending to the board of directors with respect to (i) nominees for election at the Annual Meeting of Shareholders, and (ii) nominees to fill board vacancies. The board of directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available at our website at www.villagebank.com under “Corporate Information-Governance Documents”.

In 2015, the members of the Nominating and Corporate Governance Committee were Messrs. Bell (Chair), Esleeck, Wash and Whittemore, all of whom the board of directors in its business judgment has determined are independent as defined by NASDAQ’s listing standards and SEC regulations.

The Nominating and Corporate Governance Committee met one time in 2015.

Director Nomination Process

In identifying potential nominees, the Nominating and Corporate Governance Committee takes into account such factors as it deems appropriate, including the current composition of the board of directors, the range of talents, experiences and skills that would best complement those that are already represented on the board of directors, the balance of management and independent directors and the need for specialized expertise. The Nominating and Corporate Governance Committee considers candidates for board membership suggested by its members and by management, and the independent directors will also consider candidates suggested informally by a shareholder of the Company.

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In the consideration of director nominees, including any nominee that a shareholder may submit, the Nominating and Corporate Governance Committee considers, at a minimum, the following factors for new directors, or the continued service of existing directors:

•	The ability of the prospective nominee to represent the interests of the shareholders of the Company;
•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
•	The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;
•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the board of directors; and
•	The prospective nominee’s involvement within the communities the Company serves.

Shareholders entitled to vote for the election of directors may recommend candidates for the Nominating and Corporate Governance Committee to consider formally in connection with an annual meeting as long as the recommendation is made on or before the last date on which a shareholder may nominate an individual for election to the board of directors under the Company's Bylaws.

Under the process used by the Company for selecting new board candidates, the Nominating and Corporate Governance Committee identifies the need to add a new board member with specific qualifications or to fill a vacancy on the board. The Committee will initiate a search, working with staff support and seeking input from board members and executive management, hiring a search firm, if necessary, and considering any candidates recommended by shareholders. An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the board may be presented to the board of directors. A determination is made as to whether board members have relationships with preferred candidates and can initiate contacts. The Nominating and Corporate Governance Committee interviews prospective candidates. The board of directors meets to conduct further interviews of prospective candidates, if necessary or appropriate, and to consider and recommend final candidates for approval.

Director Compensation

Members of the board of directors of the Company do not receive fees for their service as directors. However, all of the directors of the Company also serve as directors of the Bank. In 2015, the Chairman of the board of directors of the Bank received a $22,000 retainer payable semi-annually in increments of $11,000. Each other non-employee member of the board of directors of the Bank received a $20,000 retainer payable semi-annually in increments of $10,000. Directors do not receive attendance fees for board or committee meetings.

Board members who are also officers of the Company or the Bank receive compensation only for their executive roles. They do not receive additional compensation for board service or attending committee meetings.

In 2005, the Bank adopted the Outside Directors Deferral Plan under which non-employee directors of the Bank have the opportunity to defer receipt of all or a portion of their compensation until retirement or departure from the board of directors. Any amounts deferred under this plan are maintained in an account for the benefit of the director and are credited annually with interest on the deferred amount at a market rate established at the beginning of each plan year (4.67% for 2015).

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The following table provides information concerning the compensation of all non-employee directors for the year ended December 31, 2015:

Director Compensation for 2015

	Fees Earned
	or Paid		Stock
	in Cash		Awards (2)	Total
Name	($)		($)	($)

R.T. Avery, III	$20,000	(1)	$15,776	$35,776
Craig D. Bell	22,000	(1)	15,776	37,776
William B. Chandler	20,000	(1)	15,776	35,776
R. Calvert Esleeck, Jr.	20,000		15,776	35,776
O. Woodland Hogg, Jr.	20,000		15,776	35,776
Michael A. Katzen	20,000	(1)	15,776	35,776
Michael L. Toalson	20,000		15,776	35,776
Charles E. Walton	20,000		15,776	35,776
John T. Wash, Sr.	20,000		15,776	35,776
George R. Whittemore	20,000		15,776	35,776
Thomas W. Winfree	20,000		15,776	35,776

(1) All fees earned by the director w ere deferred for the year ended December 31, 2015.

(2) Represents the grant date fair value of the aw ards computed in accordance w ith Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation - Stock Compensation . These aw ards are part of the Long Term Incentive Plan described on page 18 and consist of both time-based and performance-based restricted stock units. The performance-based aw ards in the above table assume the probable outcome of performance conditions is equal to the targeted potential value of the aw ards. The time-based aw ards vest over a period of four years and the performance-based aw ards can be earned over a period of four years. The grant date fair value per share w as $19.72 and w as based on the Company's common stock closing price on July 2, 2015.

Annual Meeting Attendance

The Company encourages members of the board of directors to attend the Annual Meeting of shareholders. Nine of the twelve directors attended the May 2015 annual meeting.

Communications with Directors

Any director may be contacted by writing to the named director, c/o the Company, P.O. Box 330, 13319 Midlothian Turnpike, Midlothian, Virginia 23113. Communications to the non-management directors as a group may be sent to the same address, c/o the Corporate Secretary of the Company. The Company promptly forwards all such correspondence to the indicated directors.

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EXECUTIVE COMPENSATION

Executive Officer Compensation

The following table presents information concerning the compensation of the named executive officers for services rendered in all capacities to the Company and the Bank.

Summary Compensation Table

					Nonqualified
			Stock	Option	Deferred	All Other
Name and Principal			Awards	Awards	Compensation	Compensation
Position	Year	Salary ($)	($)(2)	($)(2)	Earnings	($)(3)	Total
William G. Foster (1)	2015	$250,000	$157,760	$-	$55,253	$11,594	$474,607
President and Chief Executive Officer	2014	243,750	92,316	-	48,646	12,548	397,260

James E. Hendricks, Jr.	2015	180,000	83,810	-	19,990	10,209	294,009
Executive Vice President/ Chief Credit Officer	2014	180,000	98,248	-	18,017	10,905	307,170

C. Harril Whitehurst, Jr.	2015	178,500	83,810	-	-	10,635	272,945
Executive Vice President/ Chief Financial Officer	2014	178,500	43,968	-	38,109	10,678	271,255

Thomas W. Winfree (1) Chief Executive Officer	2014	35,700	-	13,008	29,692	3,333	81,733

(1) Mr. Winfree retired effective February 28, 2014 and Mr. Foster assumed his duties as Chief Executive Officer on that date.

(2) The amounts represent the grant date fair value of the awards calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Stock awards consist of both time- based and performance-based restricted stock awards. The performance-based awards in the above table assume the probable outcome of performance conditions is equal to the targeted potential value of the awards. The time-based awards vest over a period of four years and the performance-based awards can be earned over a period of four years. Assumptions used in the calculation of these amounts are included in Note 14 of the Company's audited financial statements for the year ended December 31, 2015 included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2016. Assumptions used for the December 31, 2015 amounts are consistent with those used for the year ended December 31, 2014.

(3) Amounts shown in the "All Other Compensation" column are detailed in the following table:

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All Other Compensation

			Company Contributions	Company			Cancer
Name and Principal		Life Insurance	to Retirement and 401(k)	Vehicle / Automobile	Telephone	Financial	Policy Insurance
Position	Year	Premium	Plans	Allowance	Allowance	Planning	Premium	Total
William G. Foster	2015	$404	$4,590	$6,000	$600	$-	$-	$11,594
	2014	368	4,875	6,000	600	-	705	12,548

James E. Hendricks, Jr.	2015	-	3,609	6,000	600	-	-	10,209
	2014	-	3,600	6,000	600	-	705	10,905

C. Harril Whitehurst, Jr.	2015	1,356	3,278	6,000	-	-	-	10,635
	2014	1,176	3,124	6,000	-	-	378	10,678

Thomas W. Winfree	2014	858	904	-	-	1,500	71	3,333

Mr. Foster has an employment agreement with Village Bank and Trust Financial Corp. and Mr. Hendricks has an employment agreement with Village Bank. Additional information on these employment agreements is included below under “Employment and Change-in-Control Agreements with Named Executive Officers.” Information on the components of executive compensation is set forth below.

Salary. The Company believes that a competitive salary for executive management is essential. Furthermore, flexibility to adapt to the particular skills of an individual or the specific needs of the Company is required. Proposed salary adjustments for executive management are presented to the Compensation Committee by the Chief Executive Officer, typically during the second quarter. The Compensation Committee reviews the recommendations, makes any further adjustments and generally approves the recommendations with input from the Compensation Committee’s external compensation advisor. Recommendations regarding adjustments to Mr. Foster’s salary are reviewed and, if appropriate, approved by the Executive Committee. No named executive officer received a salary increase in 2015.

Stock-Based Compensation. In the past, the Compensation Committee has recommended for approval by the board of directors stock option and restricted stock awards to employees under the Village Bank and Trust Financial Corp. Incentive Plan, as amended and restated February 25, 2014. This Plan expired on February 28, 2016. In May 2015, the shareholders approved a new Village Bank and Trust Financial Corp. 2015 Stock Incentive Plan. Awards of stock options and restricted stock are utilized to attract new employees, reward existing employees for performance, and retain key employees.

In granting stock awards in 2015, the Compensation Committee asked its external compensation advisor to provide a recommendation regarding stock awards for executive management. The Compensation Committee’s advisor recommended stock awards for each executive based on the Company’s executive compensation philosophy statement. As a result of this evaluation, the Compensation Committee and Board approved a combination of time-vested restricted stock grants and performance-based restricted stock grants to reward and retain the named executives and other key officers of the Company and Bank. The stock-based compensation for the named executives includes the full value of the time-vested restricted stock grants as of the date of grant.

For performance-based restricted stock grants, the Company adopted the Village Bank & Trust 2014-5 Management Incentive Plan (“MIP”) that has awarded grants to each executive officer based on achieving identified goals. The performance period was July 1, 2014 to December 31, 2015. Goals were established for the following categories and carry the following weighting:

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•	40% Consolidated Net Income Before Taxes and Preferred Stock Dividends
•	15% Consolidated Total Nonperforming Assets to Total Assets
•	15% Consolidated Classified Assets to Total Assets
•	15% Tier 1 Capital Ratio for the Bank
•	15% Total Risk-Based Capital Ratio for the Bank
100%

The stock based compensation for the named executives includes the full value as of the date of grant of the performance-based restricted stock grants assuming management receives the stock awards associated with achieving the targeted goals. Based on 2015 results, Mr. Foster was awarded 1,351 shares, Mr. Hendricks was awarded 627 shares, and Mr. Whitehurst was awarded 627 shares.

On June 30, 2015, the Board approved a Long Term Incentive Plan under which executives and directors were awarded time-vested restricted stock grants and performance based restricted stock units. The time-vested restricted stock awards vest annually with 10% vesting on December 31, 2015 and 30% vesting on each of December 31, 2016, 2017 and 2018. The performance based restricted stock units can be earned based on performance versus goals for 2015-2018. Goals were established in the following categories and carry the following weighting:

•	25% Consolidated Net Income Before Taxes Less Preferred Stock Dividends
•	25% Consolidated Gross Loan Balances (excluding loans held for sale)
•	25% Bank Adversely Classified Items Ratio
•	25% Consolidated Efficiency Ratio
100%

Information on restricted stock and option awards to the named executive officers in 2015 is provided in the following table:

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Grants of Plan-Based Awards in 2015

			All Other
		All Other	Option
		Stock Awards:	Awards:	Exercise or	Grant Date
		Number of	Number of	Base Price of	Fair Value
		Shares of	Securities	Option	of Stock
	Grant	Stock or	Underlying	Awards	and Option
Name	Date	Units (#) (1)	Options (#)	($/Sh)	Awards ($) (1)

William G. Foster	7/2/2015	8,000	-	-	$157,760

James E. Hendricks, Jr.	7/2/2015	4,250	-	-	83,810

C. Harril Whitehurst, Jr.	7/2/2015	4,250	-	-	83,810

(1) The amounts represent the grant date fair value of the awards calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Stock awards consist of both time-based and performance-based restricted stock awards. The performance-based awards in the above table assume the probable outcome of performance conditions is equal to the targeted potential value of the awards. The time-based awards vest over a period of four years and the performance-based awards can be earned over a period of four years. The grant date fair value per share was $19.72 and was based on the Company's common stock closing price on July 2, 2015. Assumptions used in the calculation of these amounts are included in Note 14 of the Company's audited financial statements for the year ended December 31, 2015 included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2016.

Supplemental Executive Retirement Plan. We believe that retirement compensation plays an important role in retaining key executives, as well as helping them provide for retirement. The Compensation Committee engaged an independent compensation advisor to analyze the total retirement benefits provided by the Company and/or the Bank and Social Security to employees with various levels of compensation and years of service so that the Compensation Committee could determine the projected replacement ratio of income at retirement compared with active employment. Because of limits under our qualified retirement plan on the amount of deferrals that our executives can make, several of our executives can expect to have a lower retirement replacement ratio than we have targeted for all employees. Consequently, as a matter of “pension equity”, we have adopted a supplemental plan which should provide a benefit for designated executives that will help approach the targeted retirement replacement ratio.

The Company provides a potential supplemental retirement plan benefit of $50,000 annually for 20 years to Mr. Foster and a potential benefit of $25,000 annually for 15 years to each of Messrs. Whitehurst and Hendricks. The benefits vest ratably each year over a 10 year period. Under the plan’s vesting schedule, Mr. Foster is in his fourth year of service, Mr. Hendricks is in his third year of service and Mr. Whitehurst has completed his 10 year vesting requirement and is fully vested in his benefit. In the event of a pre-retirement death, vesting is accelerated and the executive’s named beneficiary receives the benefit under the applicable payout schedule. In the event of a post-retirement death, the executive’s named beneficiary receives any remaining benefit payments under the applicable payout schedule. In the event of a termination of employment resulting from a change in control of the Company, vesting is accelerated and the benefit is paid under the applicable payout schedule.

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2015 Shareholder Advisory Vote

In 2015, our shareholders voted their approval of the compensation of our executives as described in the Proxy Statement for the Annual Meeting of Shareholders. Approximately 95% of all votes cast were for approval of our executive compensation. The Compensation Committee considers these results and appreciates this strong showing of shareholder support for our compensation philosophy, plans and practices. The Compensation Committee strives to continue its work consistent with this support.

Outstanding Equity Awards

The following table sets forth certain information with respect to the amount and value of outstanding equity awards on an award-by-award basis held by the named executive officers at December 31, 2015.

Outstanding Equity Awards at Fiscal Year-end

		Option Awards				Stock Awards
						Number of		Mark et Value
						Shares		of Shares
		Number of Securities				or Units		or Units
		Underlying		Option	Option	of Stock That		of Stock That
	Grant	Unexercised Options (#)		Exercise	Expiration	Have Not		Have Not
Name	Date	Exercisable	Unexercisable	Price ($)	Date (1)	Vested (#)		Vested ($) (2)

William G. Foster	8/20/2012	-	313	16.00	8/20/2022
	8/19/2013					1,917	(3)	$36,423
	8/20/2014					1,218	(3)	23,142
	7/2/2015					7,200	(4)	136,800
						10,335		$196,365

James E. Hendricks, Jr.	3/25/2014					1,117	(3)	$21,223
	7/30/2014					797	(3)	15,148
	7/2/2015					3,600	(4)	68,400
	7/2/2015					187	(3)	3,544
						5,701		$108,314

C. Harril Whitehurst, Jr.	9/26/2013	-	313	25.28	9/26/2023
	7/30/2014					610	(3)	$11,585
	7/2/2015					3,600	(4)	68,400
	7/2/2015					187	(3)	3,544
						4,210		$79,985

(1) Each of the incentive stock option awards cliff vests at the end of three years from date of grant.

Once the shares vest and become exercisable, the award recipient may exercise such options, or any portion thereof, for a term of ten years after the date of grant.

(2) The market value of the stock awards that have not vested was determined based on the per share closing price of the Company's common stock on December 31, 2015 ($19.00).

(3) Stock award is time vested according to the following schedule: 25% after one year, an additonal 25% after two years and the remaining 50% after three years.

(4) Time vested restricted stock grant and performance based restricted stock unit awards under the Long Term Incentive Plan described on page 18.

Employment and Change-in-Control Agreements with Named Executive Officers

Securing the continued service of key executives is essential to the successful future of the Company. Employment agreements and management continuity agreements (which help retain key executives during a possible change of control situation) assist the Company by providing security to key executives.

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The Company has an employment agreement with Mr. Foster and the Bank has an employment agreement with Mr. Hendricks.

Mr. Foster’s employment agreement was entered into on August 8, 2013 with an initial term of three years. Pursuant to the terms of his agreement, Mr. Foster was employed initially as the President of the Company and the Bank and became Chief Executive Officer and a director of the Company and the Bank in February 2014. The agreement may be extended by mutual agreement of the parties at any time. Annually, the Executive Committee of the board of directors reviews Mr. Foster’s performance for the immediately preceding year and, after such review, may extend his employment agreement (it has not yet been extended). Mr. Foster currently receives a base salary of $250,000 per year, an increase from the initial base salary of $200,000 per year set forth in his employment agreement. Pursuant to his agreement, he is entitled to participate in the Village Bank Supplemental Executive Retirement Plan with a potential annual benefit of $50,000 for 20 years. In addition, he was granted restricted stock awards in the amount of $100,000 upon being named President on August 19, 2013 and is entitled to participate in benefit plans available to senior executives of the Company and the Bank. Mr. Foster is not entitled to any severance benefits pursuant to his employment agreement.

Mr. Hendricks’s employment agreement was entered into on April 5, 2016 and the initial term of the agreement will expire on March 31, 2019. The agreement will automatically extend for an additional 12 months on March 31, 2019, and on each March 31st thereafter, unless either party gives notice of nonrenewal at least 90 days prior to the expiration of the then current term. Pursuant to the agreement, Mr. Hendricks serves as an Executive Vice President of the Bank and is entitled receive an annual base salary of not less than $180,000. The Bank’s board of directors will review his base salary at least annually and may make adjustments in its discretion. Mr. Hendricks will be entitled to cash bonuses and stock-based awards in such amounts as may be determined by the Company’s or the Bank’s board of directors in accordance with the terms and conditions of the applicable incentive plans in effect for senior executives of the Company and the Bank. Mr. Hendricks is also entitled to participate in the Village Bank Supplemental Executive Retirement Plan with a potential annual benefit of $25,000 for 15 years. Pursuant to his agreement, if Mr. Hendricks is terminated without “Cause” (as defined in his agreement) or resigns for “Good Reason” (as defined in his agreement), he will be paid for 12 months following his termination the sum of (i) his annual base salary as of the date of termination plus (ii) the highest annual bonus paid or payable for the two most recently completed years. If, within 24 months following a Change of Control of the Bank, he is terminated by the Bank without Cause, he terminates his employment for Good Reason (as defined in his agreement) or the Bank fails to renew his agreement, he will be paid a lump sum cash payment equal to two times the sum of (i) his annual base salary as of the date of termination plus (ii) the highest annual bonus paid or payable for the two most recently completed years.

Certain Relationships and Related Transactions

Some of the directors and officers of the Company are customers of the Company and the Bank, and the Company and the Bank have had banking transactions in the ordinary course of business with directors, officers, and their associates, on substantially the same terms, including interest rates, collateral and repayment terms on loans, as those prevailing at the same time for comparable transactions with persons not related to the Company All outstanding loans to such officers and directors and their associates are current as to principal and interest and do not involve more than the normal risk of collectability or present other unfavorable features. None of such outstanding loans are classified as non- accrual, past due, restructured or potential problems. As of December 31, 2015, all loans to directors, executive officers and their affiliates totaled approximately $8,073,000.

From time to time, the Company employs the law firm of McGuireWoods, LLP as legal counsel. Craig D. Bell, the chairman of the board of directors of each of the Company and the Bank, is a partner with McGuireWoods, LLP. The Company paid McGuireWoods, LLP approximately $376,000 in legal fees in 2015.

There are no legal proceedings to which any director, officer or associate is a party that would be material and adverse to the Company.

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PROPOSAL TWO

ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

As part of implementing the “say on pay” requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, pursuant to applicable rules, the SEC requires a separate and non-binding shareholder vote to approve the compensation of the named executive officers in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse a company’s executive pay program. Accordingly, shareholders of the Company are being asked to approve the following resolution:

“RESOLVED, that the shareholders of the Company approve the compensation of executive officers as disclosed in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission.”

As stated above, this is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote.

The board of directors believes that the Company’s compensation policies and procedures are strongly aligned with the long-term interests of its shareholders. Because your vote is advisory, it will not be binding upon the board of directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL TWO – ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE

COMPENSATION

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PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has appointed the firm of BDO USA, LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2016. BDO USA, LLP audited the financial statements of the Company for the year ended December 31, 2015.

The selection of BDO USA, LLP as the Company’s independent auditors is not required to be submitted to a vote of the shareholders for ratification. The Company is doing so because it believes that it is a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the selection of BDO USA, LLP, the board of directors will reconsider whether to retain BDO USA, LLP, and may retain that firm or another firm without re-submitting the matter to the shareholders. Even if the shareholders ratify the appointment, the board of directors may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that a change would be in the Company’s best interests.

A majority of the votes cast at the meeting by holders of the common stock is required for the ratification of the appointment of the independent registered public accounting firm.

Representatives of BDO USA, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

SHAREHOLDERS VOTE FOR APPROVAL OF PROPPOSAL THREE – RATIFICATION OF THE

APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

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AUDIT INFORMATION

The Audit Committee operates under a written charter that the board of directors has adopted.

Fees of Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm, BDO USA, LLP, billed the following fees for services provided to the Company for the fiscal years ended December 31, 2015 and 2014:

	2015	2014
Audit fees (1)	$241,277	$187,435
Audit-related fees (2)	12,000	12,000
Tax fees (3)	46,378	33,115
All other fees	-	-
Total	$299,655	$232,550

(1) Audit fees: Audit and review services, consents, review of documents filed with the SEC, including the registration statement related to our rights offering, and the Village Bank Mortgage Corporation audit in compliance with governmental auditing standards.

(2)	Audit-related fees: Audit of the Employee Benefit Plan.
(3)	Tax fees: Preparation of tax returns and consultation on tax matters.

Audit Committee Report

The Audit Committee is composed of four directors, each of whom is independent within the meaning of the listing standards of the NASDAQ and SEC regulations. The Audit Committee operates under a written charter adopted by the board of directors. The Audit Committee reviews its charter at least annually and revises it as necessary to ensure compliance with current regulatory requirements.

Management is responsible for:

•	the preparation, presentation and integrity of the Company’s consolidated financial statements; and
•	complying with laws and regulations and ethical business standards.

The Company’s independent registered public accounting firm is responsible for:

•	performing an independent audit of the Company’s consolidated financial statements; and
•	expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles (“GAAP”).

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The Audit Committee is responsible for:

•	the appointment, compensation, retention and oversight of the work of:
o	the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company;
o	the accounting firm engaged for the purpose of performing internal audit procedures for the Company;
o	the firm engaged for the purpose of performing a review of the loan portfolio for the Company; and
•	monitoring, overseeing and reviewing the accounting and financial reporting processes of the Company.

The Audit Committee has met and held discussions with management and BDO USA, LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2015 were prepared in accordance with GAAP. The Audit Committee has reviewed and discussed these consolidated financial statements with management and BDO USA, LLP, including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies and practices used and significant financial reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has discussed with BDO USA, LLP the matters required to be discussed by AS16 (Codification of Statements on Auditing Standard), as modified or supplemented. The Audit Committee has also received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Accounting Oversight Board regarding BDO USA, LLP’s communications with the Audit Committee concerning independence, and has discussed with BDO USA, LLP the firm’s independence from the Company. Moreover, the Audit Committee has considered whether the provision of the audit services described above is compatible with maintaining the independence of the independent auditors.

Based upon its discussions with management and BDO USA, LLP and its review of the representations of management and the report of BDO USA, LLP to the Audit Committee, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC. By recommending to the board of directors that the audited consolidated financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit Committee Members

George R. Whittemore, Chair

William B. Chandler

R. Calvert Esleeck, Jr.

Charles E. Walton

Midlothian, Virginia

April 19, 2016

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Pre-Approval Policies

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by BDO USA, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter provides for pre-approval of audit, audit-related and tax services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

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PROPOSALS FOR 2017

ANNUAL MEETING OF SHAREHOLDERS

The next Annual Meeting of shareholders will be held by the Company on or about May 23, 2017.

Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s Proxy Statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than December 20, 2016. All such proposals and notifications should be sent to William G. Foster, President and Chief Executive Officer, at P.O. Box 330, 13319 Midlothian Turnpike, Midlothian, Virginia 23113.

The Company’s bylaws also prescribe the procedure that a shareholder must follow to nominate directors for election. Such nominations require written notice delivered to the Secretary of the Company at its principal executive office not less than 60 days nor more than 90 days prior to the date of the Annual Meeting; or in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made, the shareholder has 10 days after the earlier of the date of notice or public disclosure to give written notice. The written notice must provide certain information and representations regarding both the nominee and the shareholder making the nomination and a written consent of the nominee to be named in a Proxy Statement as a nominee and to serve as a director if elected. Any shareholder may obtain a copy of the bylaws, without charge, upon written request to the Corporate Secretary of the Company. Based upon an anticipated date of May 23, 2017 for the next Annual Meeting, the Company must receive any notice of nomination or other business no later than March 24, 2017 and no earlier than February 22, 2017 for such meeting.

OTHER MATTERS

THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS (THE “ANNUAL REPORT”), WHICH INCLUDES A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 (EXCLUDING EXHIBITS), AS FILED WITH THE SEC, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE ANNUAL REPORT MAY ALSO BE OBTAINED WITHOUT CHARGE BY WRITING TO C. HARRIL WHITEHURST, JR., EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, WHOSE ADDRESS IS P.O. BOX 330, MIDLOTHIAN, VIRGINIA, 23113-0330. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

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VILLAGE BANK AND TRUST FINANCIAL CORP.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Eastern Time, on May 24, 2016.

Vote by Internet

- Go to **www.investorvote.com/VBFC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3.

1. To elect as directors for terms expiring in 2019:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Craig D. Bell	☐	☐	02 - John T. Wash Sr.	☐	☐	03 - George R. Whittemore	☐	☐
04 - Thomas W. Winfree	☐	☐						

To elect as director for term expiring in 2018:

Nominee	For	Withhold
05 - Kenneth R. Lehman	☐	☐

Proposal	For	Against	Abstain
2. To approve the following advisory (nonbinding) resolution: RESOLVED, that the shareholders of the Company approve the compensation of executive officers as disclosed in the proxy statement pursuant to the rules of the Securities and Exchange Commission.	☐	☐	☐
3. To ratify the appointment of the firm of BDO USA, LLP as Village Bank and Trust Financial Corp.'s independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

02BXCC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — VILLAGE BANK AND TRUST FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS MAY 24, 2016

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Michael L. Toalson and O. Woodland Hogg, Jr., jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated hereon and upon any other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Village Bank and Trust Financial Corp. (the "Company"), to be held on Tuesday, May 24, 2016 at 10:00 a.m. at Salisbury Country Club, 13620 West Salisbury Rd., Midlothian, VA, or any adjournments thereof.

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the Annual Meeting, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.